Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [******]

Our ref:                   231016

7 February 2024

VISTEK PTE LTD

39 WOODLANDS CLOSE #08-11 MEGA@WOODLANDS

SINGAPORE 737856

Dear Sirs,

AWARD OF TENDER

                 231016

SUPPLY OF SERVICES FOR NATIONWIDE BROADBAND NETWORK (NBN) FOR CABLE

PULLING SERVICES (THE “TENDER”)

1.	We refer to your offer submitted with respect to the Tender {hereinafter referred to as the “Offer”).

2.

We are pleased to inform you that you have been awarded the Tender on the terms and conditions of the Offer. The contract period shall be from 03 September 2024 to 02 September 2027 (the “Contract Period”) and the contract value is estimated to be                                                                  For the avoidance of doubt, the actual value of the goods/ services purchased by us may be higher or lower than the Contract Value and we are in no way bound or limited by the Contract Value stated above to make any minimum or maximum purchase.

3.	This award of the Tender is conditional upon you carrying out the following to ourn satisfaction:

(a)	Your execution of the in duplicate and return of the executed Contract to us within fourteen (14) calendar days from the date of this letter;

(b)	Within two (2) calendar weeks from the date of your execution and return of the Contract to us, you either (i) deposit with a sum of being five (5) percent of the Contract Value, OR (ii) provide with an unconditional banker’s guarantee (or performance bond) from a reputable bank[1] for a sum of in such form as set out in the or as may be approved by us, as security deposit for the duration of the and six (6) months thereafter; and

(c)	Within two (2) calendar weeks from the date of your execution and return of the to us, you provide us with a certificate of insurance from a reputable bank or insurance company evidencing your compliance with the requirements of the and a copy of your insurance policy with a designated insurer in compliance with your legal requirements under the Work Injury Compensation Act 2019.

4.	Failure to comply with all of the requirements within the specified timelines as set out in paragraph 3 above may result in the rescission of this award of the Tender.

5.	As stated in the please note that is contracting only in its capacity as trustee of and not in its personal capacity

6.	With respect to the Supplier Code of Conduct can be accessed at about-us/about/supplier-code- of-conduct.html. Do check this URL regularly for any updates to the Code.

7.	We look forward to a successful working relationship with you.

8.	Thank you.

Yours sincerely